Exhibit 10.3

EXECUTION VERSION

PLEDGE AGREEMENT

dated as of March 28, 2012

between

COVANTA HOLDING CORPORATION

and

BANK OF AMERICA, N.A.,

as Collateral Agent

i

This PLEDGE AGREEMENT, dated as of March 28, 2012 (this “Agreement”), between COVANTA HOLDING CORPORATION (the “Pledgor”) and BANK OF AMERICA, N.A., as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among COVANTA ENERGY CORPORATION, a Delaware corporation (“Company”), Pledgor, CERTAIN SUBSIDIARIES OF COMPANY, as guarantors, the Lenders party thereto from time to time (the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Issuing Bank, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, and BARCLAYS BANK PLC, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK and JPMORGAN CHASE BANK, N.A. as Co-Documentation Agents;

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Credit Parties may enter into one or more Permitted Hedge Agreements and/or Permitted Cash Management Agreements with one or more Lender Counterparties; and

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement, the Permitted Hedge Agreements and the Permitted Cash Management Agreements, respectively, the Pledgor has agreed to secure the Credit Parties’ obligations under the Credit Documents, the Permitted Hedge Agreements and the Permitted Cash Management Agreements as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Pledgor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1   General Definitions. In this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the preamble.

“Cash Proceeds” shall have the meaning assigned in Section 7.3.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Company” shall have the meaning set forth in the recitals.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Lender” shall have the meaning set forth in the recitals.

“Permitted Liens” shall have the meaning assigned in Section 4.1(a)(i).

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Equity Interests” shall mean all shares of capital stock and all other equity interests in the Company, including, without limitation, all interests listed on Schedule 4.2 (as such schedule may be amended or modified from time to time) and the certificates, if any, representing such equity interests and any interest of the Pledgor on the books and records of the Company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests.

“Pledgor” shall have the meaning set forth in the preamble.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Pledged Equity Interests and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Agents, Issuing Banks, Lenders and the Lender Counterparties and shall include, without limitation, all former Agents, Issuing Banks, Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Issuing Banks, Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context relates to perfection or priority of security interests, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

1.2  Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

At the request of Pledgor, the Collateral Agent in its sole discretion may elect to modify any of the time periods referenced in this Agreement.

SECTION 2. GRANT OF SECURITY.

2.1  Grant of Security. The Pledgor hereby grants to the Collateral Agent a security interest in and continuing lien on all of Pledgor’s right, title and interest in, to and under all of the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a) Pledged Equity Interests; and

(b) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

SECTION 3. SECURITY FOR OBLIGATIONS; PLEDGOR REMAINS LIABLE.

3.1 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations of the Pledgor and the Credit Parties (the “Secured Obligations”).

3.2 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) the Pledgor shall remain liable for all obligations under the Collateral the same as if this Agreement had not been executed and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) the Pledgor shall remain liable under any agreements relating to Pledged Equity Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreements relating to Pledged Equity Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Pledgor from any of its duties or obligations under any such contracts and agreements.

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1  Generally.

(a)    Representations and Warranties. The Pledgor hereby represents and warrants that:

(i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens of all other Persons, other than any Liens of the type described in Section 6.2 of the Credit Agreement (“Permitted Liens”) and including, without limitation, Liens arising as a result of the Pledgor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person;

(ii) it has indicated on Schedule 4.1(A) as of the Closing Date: (w) its type of organization, (x) its jurisdiction of organization, (y) its organizational identification number and (z) the jurisdiction where its chief executive office or its sole place of business is located;

(iii) as of the Closing Date, the full legal name of the Pledgor is as set forth on Schedule 4.1(A);

(iv) except as provided on Schedule 4.1(C), as of the Closing Date, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past one (1) year;

(v) (A) upon the filing of all UCC financing statements naming the Pledgor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing office(s) set forth on Schedule 4.1(D) hereof and (B) upon delivery of all certificated Pledged Equity Interests, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens on all of the Collateral (subject to Permitted Liens);

(vi) all actions and consents (other than actions and consents required by the UCC or any other applicable law), including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained or otherwise set forth on Schedule 4.1(E);

(vii) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by the Pledgor of the security interest purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (v) above and (B) as may be required, in connection with the disposition of any Pledged Equity Interests, by laws generally affecting the offering and sale of securities; and

(viii) as of the Closing Date, it has been duly organized as a corporation solely under the laws of Delaware and remains duly existing as such. The Pledgor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction as of the Closing Date.

(b)   Covenants and Agreements. The Pledgor hereby covenants and agrees that:

(i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral other than Permitted Liens, and upon obtaining knowledge thereof, it shall defend the Collateral against all Persons (other than the Secured Parties) that have instituted, or made a non-frivolous threat in writing of, any Adverse Proceeding claiming an interest therein adverse to the Collateral Agent;

(ii) it shall not change its legal name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to applicable Schedules showing such change thereto, no more than thirty (30) days after any such change or establishment, identifying such new proposed name, identity, corporate structure or jurisdiction of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions reasonably determined to be necessary by the Collateral Agent to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;

(iii) unless it shall have provided Collateral Agent with written notice within 30 day’s after such change, it shall not file any certificates of domestication, transfer or continuance in any jurisdiction other than the jurisdiction set forth opposite its name on Schedule 4.1(A);

(iv) it shall not take or permit any action which could materially impair the Collateral Agent’s rights in the Collateral, subject to the right to grant Permitted Liens; and

(v) it shall not sell, transfer or assign any Collateral.

4.2   Pledged Equity Interests. (a) Representations and Warranties. The Pledgor hereby represents and warrants that:

(i) Schedule 4.2(A) sets forth all of the Pledged Equity Interests owned by the Pledgor and such Pledged Equity Interests constitute all of the issued and outstanding shares of stock of the Company;

(ii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons (other than Permitted Liens) and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests; and

(iii) no consent of any Person is necessary in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof.

(b) Covenants and Agreements. The Pledgor hereby covenants and agrees that:

(i) in the event it acquires rights in any Pledged Equity Interests after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Pledged Equity Interests. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Pledged Equity Interests immediately upon the Pledgor’s acquisition of rights therein and shall not be affected by the failure of the Pledgor to deliver a pledge supplement required hereby;

(ii) except as provided in the next sentence, in the event the Pledgor receives any dividends, interest or distributions on any Pledged Equity Interests, or any securities or other property upon the merger, consolidation, liquidation or dissolution of the Company, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) the Pledgor shall immediately take all steps, if any, necessary (as reasonably determined to be necessary by the Collateral Agent) to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Pledged Equity Interests (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action the Pledgor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, securities or other property from all other property of the Pledgor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes the Pledgor to retain all ordinary cash dividends and distributions paid to it; and

(iii) except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not permit the Company to merge or consolidate unless (i) the surviving entity creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity which is a Subsidiary of the Pledgor and which is owned by the Pledgor is, upon such merger or consolidation, pledged hereunder.

(c)   Delivery and Control.

(i) The Pledgor agrees that with respect to any Pledged Equity Interests in which it currently has rights it shall comply with the provisions of this Section 4.2(c)(i) on or before the Closing Date and with respect to any Pledged Equity Interests hereafter acquired by the Pledgor it shall comply with the provisions of this Section 4.2(c)(i) promptly after acquiring rights therein, in each case in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Pledged Equity Interest that is represented by a certificate or that is an “instrument,” it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC.

(d)   Voting and Distributions.

(i) So long as no Event of Default shall have occurred and be continuing and the Collateral Agent has not given the Pledgor five (5) Business Days prior written notice to the contrary:

(1) except as otherwise provided under the covenants and agreements in this Agreement or elsewhere herein or in the Credit Agreement, the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Equity Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; and

(2) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to the Pledgor all proxies and other instruments as the Pledgor may from time to time reasonably request for the purpose of enabling the Pledgor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above.

(ii) Upon the occurrence and during the continuation of an Event of Default and upon five (5) Business Days’ prior written notice from the Collateral Agent to the Pledgor of the Collateral Agent’s intention to exercise such rights:

(1) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) the Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) the Pledgor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1.

SECTION 5. FURTHER ASSURANCES.

5.1 Further Assurances.

(a) The Pledgor agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action that may be necessary, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor shall:

(i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted hereby; and

(ii) at the Collateral Agent’s reasonable request, appear in and defend any action or proceeding that may affect the Pledgor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral.

The Pledgor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its reasonable discretion, are necessary to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein. The Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1 Power of Attorney. Until the Termination Date, Pledgor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as its attorney-in-fact, with full authority in its place and stead and in its name, in the name of the Collateral Agent or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(d) to prepare and file any UCC financing statements against the Pledgor as debtor;

(e) upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens other than Permitted Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of the Pledgor to the Collateral Agent, due and payable immediately without demand; and

(f) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Pledgor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

6.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7. REMEDIES.

7.1 Generally.

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require the Pledgor, and the Pledgor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties; and

(ii) without notice except as specified below or under the UCC, sell, assign or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent that the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

(c) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled,

with respect to any sale of all or any part of the Pledged Equity Interests conducted without prior registration or qualification of such Pledged Equity Interests under the Securities Act and/ or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, the Pledgor agrees that the fact that any such sale is conducted as a private sale shall not, in and of itself, issue such sale to not be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Equity Interests for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Equity Interests, upon written request, the Pledgor shall and shall cause the Company to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Pledged Equity Interests which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(e) The Collateral Agent shall have no obligation to marshal any of the Collateral.

7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement or the Credit Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent in payment of the Secured Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Agents under the Credit Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Secured Parties according to the amounts of the Secured Obligations then due and owing and remaining unpaid to the Secured Parties; and

Third, any balance remaining after the Secured Obligations shall have been paid in full, the Commitments shall have terminated or been cancelled and the Letters of Credit shall have been cancelled, Cash Collateralized or have expired shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

7.3 Cash Proceeds. All proceeds of any Collateral received by the Pledgor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall, if an Event of Default shall have occurred and is continuing, be held by the Pledgor in trust for the Collateral Agent, segregated from its other funds, and shall, forthwith upon its receipt, unless otherwise provided pursuant to Section 4.2(b)(ii), be turned over to the Collateral Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from the Pledgor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be handled as required by this Agreement or the Credit Agreement, or otherwise be turned over to the Pledgor and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing in accordance with the Credit Agreement.

SECTION 8. COLLATERAL AGENT.

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, the Collateral Agent shall, after (x) payment in full of all Obligations under the Credit Agreement and the other Credit Documents (other than contingent indemnification and reimbursement obligations for which no claim has been made) and (y) all Letters of Credit have been cancelled or have expired or have been Cash Collateralized or otherwise secured to the satisfaction of the Issuing Bank thereof, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Permitted Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Permitted Hedge Agreement) under all Permitted Hedge Agreements and Permitted Cash Management Agreements. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent may at any time give notice of its resignation to the Secured Parties and Company in accordance with Section 9.6 of the Credit Agreement.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Termination Date, be binding upon the Pledgor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the Termination Date, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall automatically revert to the Pledgor. Upon any such termination the Collateral Agent shall, at Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor.

SECTION 11. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Pledgor and its respective successors and assigns. The Pledgor shall not, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between the Pledgor and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COVANTA HOLDING CORPORATION

By:	/s/ Bradford J. Helgeson
Name:	Bradford J. Helgelson
Title:	Vice President and Treasurer

Pledge Agreement

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Maria F. Maia
Name:	Maria F. Maia
Title:	Managing Director

Pledge Agreement

SCHEDULE 4.1

TO PLEDGE AGREEMENT

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of the Pledgor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

Covanta Holding Corporation	Corporation	Delaware	445 South Street, Morristown, NJ 07960	2294829

(B)	Other Legal Names of the Pledgor in the past one (1) year:

None

Trade Name or Fictitious Business Name

None.

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within past five (5) years:

Date of Change	Description of Change
December 10, 2010	The Chief Executive Office moved from its prior location at 40 Lane Road, Fairfield, NJ 07004 to 445 South Street, Morristown, NJ 07690

(D)	Financing Statements:

Filing Jurisdiction(s): Delaware

(E)	Actions and Consents: None.

SCHEDULE 4.1 - 1

SCHEDULE 4.2

TO PLEDGE AGREEMENT

Pledged Equity Interests

(A)

Corporation	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units/Stock	% of Outstanding Stock
Covanta Energy Corporation	Y	2	200	100%

SCHEDULE 4.2 -1

EXHIBIT A

TO PLEDGE AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by COVANTA HOLDING CORPORATION, a Delaware corporation (the “Pledgor”) pursuant to the Pledge Agreement, dated as of March [28], 2012 (as it may be from time to time amended, restated, modified or supplemented, the “Pledge Agreement”), between Pledgor and BANK OF AMERICA, N.A., as Collateral Agent (the “Collateral Agent”). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

Pledgor hereby confirms the grant to the Collateral Agent set forth in the Pledge Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Pledgor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Pledgor now has or hereafter acquires an interest and wherever the same may be located. Pledgor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Pledge Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Pledge Agreement.

IN WITNESS WHEREOF, Pledgor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

COVANTA HOLDING CORPORATION

By:
Name:	Timothy J. Simpson
Title:	Executive Vice President and General Counsel

EXHIBIT A-1